Exhibit 1.1

VIA optronics AG

[•] American Depositary Shares

Each representing [•] Ordinary Shares

UNDERWRITING AGREEMENT

New York, New York
[Date]

Berenberg Capital Markets LLC
As Representative of the several Underwriters listed in Schedule I hereto,

c/o Berenberg Capital Markets LLC
1251 Avenue of the Americas, 53rd Floor
New York, New York 10020

Ladies and Gentlemen:

VIA optronics AG is a stock corporation (Aktiengesellschaft) incorporated in the Federal Republic of Germany (“Germany”) and registered in the commercial register of the Local Court in Nuremberg (the “Commercial Register”) under the number HRB 36200 (the “Company”).  The share capital of the Company in the amount of €3,000,000 consists of 3,000,000 ordinary registered shares with no par value (“Shares”), with a pro rata amount of such total share capital attributable to each Share equal to €1.00, held by (i) Jürgen Eichner, born August 2, 1960, and domiciled as set forth in Schedule II (“Eichner”), and (ii) Coöperatief IMI Europe U.A., a cooperative with limited liability (uitgesloten aansprakelijkheid) incorporated in the Netherlands and registered in the commercial register of Amsterdam under the number 52638146 (“IMI Europe,” together with Eichner, the “Selling Shareholders” and the Shares held by the Selling Shareholders as of the date hereof, the “Existing Shares”).

The Company agrees with the several Underwriters named in Schedule I (the “Underwriters”) to this underwriting agreement (this “Agreement”), for whom you (the “Representative”) are acting as representative, to issue and sell, and the Underwriters severally agree to purchase, an aggregate of [•] new Shares of the Company (the “Firm Underlying Shares”) in the form of [•] American Depositary Shares (the “Firm ADSs” and together with the “Firm Underlying Shares” the “Firm Securities”) resulting from an increase in the share capital of the Company (the “Capital Increase”) against contributions in cash.

The Selling Shareholders agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of up to [•] additional Existing Shares of the Company (the “Option Underlying Shares”) in the form of [•] American Depositary Shares (the “Option ADSs,” and together with the Option Underlying Shares the “Option Securities”).  The Firm Securities and the Option Securities are hereinafter together referred to as the “Offered Securities”. The Firm ADSs and the Option ADSs are hereinafter referred to as “ADSs,” and the ADSs and the Shares are hereinafter together referred to as the “Securities”.

Every five ADSs will represent one Share of the Company.  The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement (“Deposit Agreement”), to be dated as of the date hereof, to be entered into among The Bank of New York Mellon, as depositary (the “Depositary”), the Company and all holders and beneficial owners from time to time of the ADRs.  Each reference herein to an ADR shall include the corresponding ADS, and vice versa. The Offered Securities will be offered in a public offering in the United States of America (the “Offering”).

As part of the Offering, Berenberg Capital Markets LLC (the “Designated Underwriter”) has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to [•] Firm Underlying Shares in the form of American Depositary Shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed ADS Program”).  The Securities to be sold by the Designated Underwriter or its affiliates or selling agents pursuant to the Directed ADS Program (the “Directed ADSs”) will be sold by the Designated Underwriter, or its affiliates or selling agents, as the case may be, pursuant to this Agreement at the public offering price of $[•] per ADS (the “Public Offering Price”).  Any Directed ADSs not orally confirmed for purchase by any Participants by [7:30 A.M.] New York City time on the business day following the date on which this Agreement is executed will be offered to the public by the Designated Underwriter as set forth in the Prospectus.

As used in this Agreement,

the “Registration Statement” means the registration statement referred to in Section 1(a)(i) hereof, including the exhibits, schedules and financial statements and a prospectus relating to the Offered Securities and the information, if any, deemed part of such registration statement pursuant to Rule 430A (“Rule 430A”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be;

the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective;

the “Preliminary Prospectus” means any preliminary prospectus with respect to the offering of the Offered Securities in the United States of America (the “United States”) included in the Registration Statement at the Effective Date that omits information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (“Rule 430A Information”);

the “Prospectus” means the prospectus with respect to the offering of the Offered Securities in the United States that is first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) after the Execution Time;

and the “Disclosure Package” means (i) the Preliminary Prospectus, as generally distributed to investors and used to offer the Offered Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433” and, any such issuer free writing prospectus, an “Issuer Free Writing Prospectus”), identified in Schedule III hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Rule 405” and, any such free writing prospectus, a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1.                                      Representations and Warranties.

(a)                                 Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this paragraph (a).

(i)                                                             Filing and Effectiveness of Registration Statement.  The Company has prepared and filed with the Commission a Registration Statement (File No. 333-248599) on Form F-1, including the related Preliminary Prospectus, for the registration of the offering and sale of the Offered Securities under the Securities Act.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time.  As filed, such Final Prospectus shall contain all information with respect to the Offered Securities and the offering thereof in the form of ADSs required by the Securities Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(ii)                                                          Compliance with Securities Act Requirements.  (i) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b), on the Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (ii) on the Effective Date and at the Execution Time, the Registration Statement did not and, on the Subscription Date, on the Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) on the date of any filing pursuant to Rule 424(b), on the Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6 hereof.

(iii)                                                       Filing and Effectiveness of Registration Statement in respect of the ADSs.  The Company has filed with the Commission a registration statement (File No. 333-248714) on Form F-6 for the registration under the Securities Act of the offering and sale of the ADSs (such registration statement together with any supplements thereto, the “ADR Registration Statement”).  The Company may have filed one or more amendments thereto, each of which has previously been furnished to you.  Such ADR Registration Statement (i), at the time of its effectiveness, did comply and, at the Execution Time, on the Subscription Date, on the Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), will comply, in all material respects, with the applicable requirements of the Securities Act and the rules thereunder and (ii), at the time of its Effective Date and at the Execution Time, did not and, on the Subscription Date, on the Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(iv)                                                      ADSs.  Upon issuance by the Depositary of ADRs evidencing ADSs against deposit of Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the ADRs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such ADRs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Disclosure Package and will conform in all material respects to the descriptions thereof contained in the Prospectus.

(v)                                                         Concurrent Private Placement — Securities Laws. The issuance and sale of Shares (“Private Placement Shares”) by the Company to Corning Research & Development Corporation (“Corning”), pursuant to an Investment Agreement (“Corning Investment Agreement”) dated March 7, 2019, as amended September 30, 2019 and March 24, 2020 (the “Concurrent Private Placement”), is exempt from the registration requirements of Section 5 of the Securities Act.  The Concurrent Private Placement will not be integrated with this Offering.

(vi)                                                      [Reserved]

(vii)                                                   Absence of Stamp Duties and Transfer Taxes.  No stamp or other issuance or transaction, transfer, documentary, registration, withholding or other taxes or duties, including any interest and penalties imposed in the Federal Republic of Germany (jointly the “Transfer Taxes”) are payable by or on behalf of the Underwriters or the purchasers of the Offered Securities in connection with (A) the sale and delivery of Firm Underlying Shares by the Company, in accordance with the terms of this Agreement, (B) the transfer of the title to the Firm Underlying Shares to the Depositary, the deposit of the Firm Underlying Shares with the participant of Clearstream designated by the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs, (C) the sale and delivery by the Underwriters of Firm Underlying Shares or ADS representing such Firm Underlying Shares in accordance with the terms of this Agreement to purchasers thereof, or (D) the execution and delivery of this Agreement.

(viii)                                                Dividends and Payments in Foreign Currency.  Except as described in each of the Disclosure Package and the Prospectus, (i) all dividends and other distributions declared and payable on the Shares may under current German law and regulations be paid to the Depositary and to the holders of Offered Securities, as the case may be, in Euros and may be converted into foreign currency that may be transferred out of Germany in accordance with the Deposit Agreement and (ii) all such payments made to holders thereof or therein who are non-residents of Germany will not be subject to income, withholding or other taxes under laws and regulations of Germany or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Germany or any political subdivision or taxing authority thereof or therein.

(ix)                                                      Passive Foreign Investment Company.  The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(x)                                                         Disclosure Package.  (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication (as defined in Section 1(a)(xiii) hereof), when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(xi)                                                      Ineligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(xii)                                                   Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(xiii)                                                Testing-the-Waters Communication.  The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications.  The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(xiv)                                               Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering, did not and will not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(xv)                                                  XBRL.  The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xvi)                                               Good Standing.  Each of the Company and its subsidiaries has been duly formed or incorporated, as applicable, and is validly existing and is in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(xvii)                                            Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been or, when issued will be, duly authorized; the equity capitalization of the Company is as set forth in the Disclosure Package and the Prospectus; all outstanding shares of capital stock of the Company, including the Firm Underlying Shares when subscribed, paid for and registered in the Commercial Register and delivered as provided herein, are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or each Option Closing Date (in each case as defined in Section 2 hereof), will be, validly issued, fully paid, non-assessable, freely transferable and free of any third party rights and conform to the description of the Offered Securities contained in the Disclosure Package and the Prospectus; any preemptive rights of any existing shareholders in connection with the offer and sale of the Offered Securities are validly excluded or waived and will be validly excluded or waived at the respective time of delivery; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; and the Company has not distributed, and will not distribute, assets to any of its shareholders in a manner that would qualify as an unlawful repayment of capital (Einlagenrückgewähr).

(xviii)                                         Capital Stock of Subsidiaries.  All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(xix)                                               Finder’s Fee.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(xx)                                                  Listing.  The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(xxi)                                               Material Contracts.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters that will be contained in the Prospectus).

(xxii)                                            Due Authorization; Valid Agreements.  (i) Each of this Agreement, the Deposit Agreement and the indemnification and cost reimbursement agreement entered into on September 21, 2020 between the Company and the Selling Shareholders in relation to certain Offering-related costs, expenses and liability risks (the “Indemnification and Cost Reimbursement Agreement”) has been duly authorized, executed and delivered by the Company and (ii) this Agreement, the Deposit Agreement (assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it) and the Indemnification and Cost Reimbursement Agreement constitute under applicable U.S. law and German law a valid, binding and enforceable agreement of the Company, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxiii)                                         No Material Adverse Change in Business.   Except as disclosed in the Disclosure Package and the Prospectus, since June 30, 2020, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse to the Company and its subsidiaries, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxiv)                                        Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “Investment Company” as defined in the Investment Company Act of 1940, as amended.

(xxv)                                           Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any relevant court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except (i) such as have been obtained under the Securities Act or from Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) such as may be required under the “blue sky” or similar laws of any U.S. or foreign jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and (iii) for the filing of the application for registration of the Capital Increase and the registration of the Capital Increase with the Commercial Register. Any consent, approval or authorization of any third party that is required to reference the name of such third party in the Registration Statement, Preliminary Prospectus, Disclosure Package, Prospectus, each Issuer Free Writing Prospectus and Free Writing Prospectus, if any, and any electronic road show, has been obtained.

(xxvi)                                        Absence of Defaults and Conflicts Resulting from Transaction.  Neither the issue and sale of the Offered Securities nor the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof, of the Deposit Agreement or of the Indemnification and Cost Reimbursement Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxvii)                                     Registration Rights.  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xxviii)                                  Financial Statements.  The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with international financial reporting standards and applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Consolidated Financial and Other Data” in the Disclosure Package, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein.

(xxix)                                        Litigation.  No action, suit or proceeding (including any inquiries or investigations) by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement and the Deposit Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxx)                                           Title to Property; Leases.  Each of the Company and each of its subsidiaries owns or leases all such properties and assets as are necessary to the conduct of its operations as presently conducted except as would not reasonably be expected to have a Material Adverse Effect.

(xxxi)                                        Absence of Existing Defaults and Conflicts.  Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxxii)                                     Independent Public Accountants.  Ernst & Young GmbH, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(xxxiii)                                  Absence of Tax Issues.  The Company and its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable and is not being contested in good faith, except as would not reasonably be expected to have a Material Adverse Effect; and, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(xxxiv)                                 Absence of Labor Dispute.  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxxv)                                    Insurance Coverage.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxxvi)                                 Subsidiary Dividends.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except, in each case, for any prohibition that would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxvii)                              Possession of Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxxviii)                           Internal Controls.  Except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company and each subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in the XBRL included in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto.  Except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.  Upon consummation of the Offering, the Company’s system of internal controls will be overseen by the audit committee (Prüfungsausschuss) of the Company’s Supervisory Board (Aufsichtsrat).  Except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company has not publicly disclosed or reported to the audit committee or the Supervisory Board a significant deficiency, material weakness, change in internal accounting controls, or fraud involving management or other employees who have a significant role in internal accounting controls.

(xxxix)                                 Absence of Accounting Issues.  To the Company’s knowledge, the audit committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the audit committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to any of the Company’s material accounting policies; or (ii) any matter which would reasonably be expected to result in a restatement of the Company’s financial statements and the schedules attached thereto for the annual or interim periods for which financial statements are included in the Disclosure Package and the Prospectus.

(xl)                                                      Disclosure Controls and Procedures.  The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15I under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xli)                                                   Absence of Manipulation.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xlii)                                                Environmental Laws (Compliance).  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations and any order of any governmental agency or body or any court, domestic or foreign, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xliii)                                             Environmental Laws (Monitoring).  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xliv)                                            Absence of Compensation Issues.  None of the following events has occurred, exists or is reasonably likely to occur that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) a failure by the Company or any of its subsidiaries to fulfill its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any defined benefit plan subject thereto; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to (x) any employee benefit plans, agreements or arrangements or (y) the employment or compensation of employees by the Company or any of its subsidiaries; (iv) any event or condition giving rise to a liability under Title IV of ERISA; or (v) the filing of a claim by, for or in respect of one or more employees or former employees of the Company or any of its subsidiaries related to (x) any employee benefit plans, agreements or arrangements or (y) their employment or compensation.

(xlv)                                               Compliance with Sarbanes-Oxley Act and Exchange Rules.  There is and has been no failure on the part of any of the Company, the Company’s Supervisory Board (Aufsichtsrat) and Management Board (Vorstand) and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the Effective Date, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.  Upon the listing of the ADSs, the Company will be in compliance with the rules of the New York Stock Exchange (“Exchange Rules”), including those of its corporate governance standards applicable to foreign private issuers.

(xlvi)                                            Compliance with Anti-Bribery Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith.  No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xlvii)                                         Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlviii)                                      Compliance with Sanctions Laws (I).  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(xlix)                                            Compliance with Sanctions Laws (II).  Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(l)                                                             Significant Subsidiaries.  The subsidiaries listed on Schedule IV attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(li)                                                          Intellectual Property.  Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as otherwise disclosed in the Disclosure Package and Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted.  Except as set forth in the Disclosure Package and the Prospectus and except, in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (a) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property and such Intellectual Property is owned by the Company free and clear of all material liens, security interests, or encumbrances; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) to the Company’s knowledge, the patents, trademarks and copyrights held or licensed by the Company included within the Intellectual Property are valid, enforceable and subsisting, and the patent, trademark, and copyright applications included within the Intellectual Property are subsisting and have not been abandoned; (f) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (g) to the Company’s knowledge, the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the Disclosure Package and the Prospectus, in the current or proposed conduct of the business of the Company, do not currently, and will not upon commercialization, to the Company’s knowledge, infringe any right or valid patent claim of any third party; and (h) all patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the Company’s knowledge, been duly and properly filed and maintained and to the Company’s knowledge, there are no material defects in any of the patents or patent applications in the Intellectual Property.  The Company and its subsidiaries have taken and will maintain commercially reasonable measures to prevent the unauthorized dissemination or publication of their respective Intellectual Property and, to the extent contractually required to do so, the Intellectual Property of third parties in their possession. To the Company’s knowledge, no employee, consultant or independent contractor of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company.

(lii)                                                       Fair Summaries.  The statements contained in the Disclosure Package and the Prospectus under the captions “Prospectus Summary — Implications of Being an Emerging Growth Company,” “Prospectus Summary — Implications of Being a Foreign Private Issuer,” “Prospectus Summary — Implications of Being a Controlled Company,” “Risk Factors — Risks Related to the American Depositary Shares and this Offering,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Emerging Growth Company Status,” “Business — Strategic Alliance Agreements,” “Business — Government Regulation,”

“Business — Data Protection and Data Privacy,” “Business — Legal Proceedings,” “Management — German Corporate Governance Code,” “Related Party Transactions,” “Description of Company History and Share Capital” and “Description of American Depositary Shares,” in each case insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, and the statements contained in the Disclosure Package and the Prospectus under the caption “Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States and certain tax laws of Germany, constitute a fair summary of the principal U.S. federal income tax consequences and German tax consequences, respectively, of an investment in the Securities.

(liii)                                                    Cybersecurity. (i) Except as may be included in the Registration Statement, the Disclosure Package and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified in writing of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are, to the best of their knowledge, presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any relevant court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(liv)                                                   Statistical and Market-Related Data.  (i) Any third-party statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus, including but not limited to the market reports referred to in the Disclosure Package and the Prospectus under the heading “Business — Our Market Opportunity,” are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and (ii) the Company’s expectations or estimates included in the Registration Statement, the Disclosure Package or the Prospectus based on such third-party statistical and market-related data represent the Company’s good faith expectations or estimates.

(lv)                                                      Lending Relationship.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(lvi)                                                   Personal Jurisdiction.  The Company has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the City of New York, New York, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.

(lvii)                                                Absence of Immunity from Jurisdiction.  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York, or (iii) Germany or any political subdivision thereof with respect to themselves or their property and assets.

(lviii)                                             Contribution of VIA optronics GmbH Shares.  The Existing Shares issued to the Selling Shareholders in connection with an increase in the stated share capital of the Company by €2,900,000.00 from €100,000.00 to €3,000,000.00, resolved by the shareholders’ meeting of the Company on April 18, 2019 and registered with the Commercial Register on July 4, 2019, against contribution to the Company by the Selling Shareholders of the shares of VIA optronics GmbH (the “Contribution in Kind”) were upon issuance and, on the Closing Date and each Option Closing Date, will be validly issued, fully paid (with the value of the VIA optronics GmbH shares contributed being at least equal to the full nominal amount of the Existing Shares so issued and are non-assessable. The Contribution in Kind and the contribution agreement relating thereto between the Selling Shareholders and the Company dated April 12, 2019 are fully compliant with the requirements applicable to post-formation acquisitions (Nachgründungen) as set forth in Sec. 52 of the German Stock Corporation Act (Aktiengesetz).

Furthermore, the Company represents and warrants to the Designated Underwriter that the Registration Statement, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed ADS Program, and that no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed ADSs are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed ADS Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby as of the date thereof, to each Underwriter.

(b)                                 Each Selling Shareholder, severally and not jointly, solely as to itself or himself, represents and warrants to, and agrees with, each Underwriter as set forth below in this paragraph (b):

(i)                                                             Good Standing.  If the Selling Shareholder is an entity, such Selling Shareholder has been duly formed or incorporated, as applicable, and is validly existing and is in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to enter into and perform under this Agreement, and is in good standing under the laws of its jurisdiction of organization if such jurisdiction requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Selling Shareholder and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Selling Shareholder Material Adverse Effect”).

(ii)                                                          [Reserved].

(iii)                                                       Option Securities.  Such Selling Shareholder has and, on each Option Closing Date (as defined in Section 2 hereof), will have, valid and unencumbered title to the Option Underlying Shares to be delivered by such Selling Shareholder on each such Option Closing Date (as defined in Section 2 hereof) and the power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Option Underlying Shares to be delivered by such Selling Shareholder on each such Option Closing Date (as defined in Section 2 hereof) hereunder; and upon the delivery to The Bank of New York Mellon SA/NV, as custodian (the “Custodian”) of and payment for the Option Underlying Shares on each such Option Closing Date (as defined in Section 2 hereof), the Depositary through the Custodian will, subject to the Deposit Agreement, acquire valid and unencumbered title to the Option Underlying Shares to be delivered by such Selling Shareholder on each such Option Closing Date (as defined in Section 2 hereof).  Upon the deposit of the Option Underlying Shares with the Custodian pursuant to the Deposit Agreement in accordance with the terms thereof against issuance by the Depositary of Option ADRs representing the Option ADSs, all right, title and interest in such Option Underlying Shares, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances, claims or other third-party rights, subject to the Deposit Agreement; and upon delivery of the Option ADRs and payment therefor pursuant hereto, good and valid title to such Option ADRs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(iv)                                                      Absence of Manipulation.  Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(v)                                                         Custody.  One or more global share certificate(s) held by such Selling Shareholder representing the Existing Shares (each an “Existing Share Certificate”) have been delivered to Clearstream Banking AG (“Clearstream Frankfurt”), to enable the delivery of the Option Underlying Shares held by such Selling Shareholder to the Depositary through the Custodian by way of book-entry in the securities account of the Custodian; the Option Underlying Shares represented by the Existing Share Certificate(s) so held in custody for such Selling Shareholder are subject to the interests under this Agreement of the Underwriters; the arrangements for custody of the Option Underlying Shares by the Custodian, made by such Selling Shareholder under this Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of the Option Securities held by such Selling Shareholder under this Agreement, the Option Underlying Shares held by such Selling Shareholder will be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(vi)                                                      Due Authorization; Valid Agreements.  (i) Each of this Agreement and the Indemnification and Cost Reimbursement Agreement has been duly authorized, executed and delivered by such Selling Shareholder and (ii) this Agreement and the Indemnification and Cost Reimbursement Agreement constitute under applicable U.S. law and German law a valid, binding and enforceable agreement of the Company, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Selling Shareholder Material Adverse Effect.

(vii)                                                   Absence of Further Requirements.  No consent, approval, authorization or order of any relevant court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except (i) such as may have been obtained under the Securities Act or FINRA and (ii) such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States, in connection with the purchase and distribution of the Underlying Shares by the Underwriters and (iii) such other approvals as have been obtained.

(viii)                                                Absence of Defaults and Conflicts Resulting from Transaction.  None of the execution and delivery of this Agreement, the Deposit Agreement and the Indemnification and Cost Reimbursement Agreement, the deposit of the Option Underlying Shares being sold by such Selling Shareholder with the Custodian in accordance with the terms of the Deposit Agreement, the sale of the Offered Securities being sold by such Selling Shareholder or the consummation of any other of the transactions contemplated by this Agreement or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) the terms of any indenture or other agreement or instrument to which such Selling Shareholder is a party or bound, or (ii) any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

(ix)                                                      Absence of Stamp Duties and Transfer Taxes.  No Transfer Taxes are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Underlying Shares to be sold by such Selling Shareholder, in the manner contemplated by this Agreement, (B) the deposit with the Custodian of the Underlying Shares and the issuance by the Depositary of the ADRs evidencing the ADSs, (C) the sale and delivery by the Underwriters of the Offered Securities as contemplated herein, or (D) the execution and delivery of this Agreement.

(x)                                                         Disclosure Package, ADR Registration Statement, Registration Statement.  Such Selling Shareholder is familiar with the Disclosure Package, the Prospectus, the ADR Registration Statement and the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(xi)                                                      Assumption of Certain Representations and Warranties of the Company.  In respect of any statements in or omissions from the Registration Statement and the ADR Registration Statement, the Disclosure Package, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (a)(ii) and (a)(x) of this Section.

(xii)                                                   Finder’s Fee.  There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(xiii)                                                Personal Jurisdiction.  If such Selling Shareholder is a natural person, such Selling Shareholder has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the City of New York, New York, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.

(xiv)                                               Absence of Immunity to Jurisdiction.  Neither such Selling Shareholder nor any of its respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of (i) any jurisdiction in which it owns or lease property or assets, (ii) the United States or the State of New York or (iii) Germany or any political subdivision thereof.

(xv)                                                  Compliance with Anti-Bribery Laws.  Such Selling Shareholder nor, to the knowledge of such Selling Shareholder, any agent or other person acting on behalf of such Selling Shareholder is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.  No part of the proceeds of the Offering received by such Selling Shareholder will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xvi)                                               Compliance with Anti-Money Laundering Laws.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(xvii)                                            Compliance with Sanctions Laws (I).  Such Selling Shareholder nor, to the knowledge of such Selling Shareholder, any agent or other person acting on behalf of such Selling Shareholder (i) is, or is controlled or 50% or more owned (as applicable) in the aggregate by or is acting on behalf of, one or more Sanctioned Persons, (ii) is located, organized or resident (as applicable) in a Sanctioned Country or (iii) will, directly or indirectly, use the proceeds of this Offering received by such Selling Shareholder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (as applicable) in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(xviii)                                         Compliance with Sanctions Laws (II).  Such Selling Shareholder has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does either Selling Shareholder have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

Any certificate signed by a Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby as of the date thereof, to each Underwriter.

2.                                      Purchase, Sale and Delivery of and Payment for the Offered Securities.

(a)                                 Purchase of Firm ADSs

(i)                                                             Each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to:

(1)                                 purchase from the Company the respective number of Firm ADSs set forth opposite such Underwriter’s name in Schedule I hereto;

(2)                                 cause Joh. Berenberg, Gossler & Co. KG (the “German Subscription Agent”), acting in its own name but for the account of the several Underwriters, (x) to subscribe, on [•], 2020 (the “Subscription Date”), for the Firm Underlying Shares at an issue price of €1.00 (the “Issue Price”) per Firm Underlying Share (i.e. the Issue Price multiplied by the number of the Firm Underlying Shares, with such product being the “Aggregate Issue Price”) by way of executing and delivering to the Company one subscription certificate (Zeichnungsschein) for the Firm Underlying Shares in the form attached as Exhibit A hereto (the “Subscription Certificate”), duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz or “AktG”), such Subscription Certificate, in accordance with its terms, to expire at 11:30 a.m. Frankfurt am Main time on [•], 2020, (y) to pay the Aggregate Issue Price to the Company by crediting, with value date as of [•], 2020 the Aggregate Issue Price into a special account opened at the German Subscription Agent and entitled “VIA optronics AG -Sonderkonto IPO/KE- “ (the “Capital Increase Account”), such account to be noninterest bearing and free of charges (including negative interest), and (z) upon credit of the Aggregate Issue Price to the Capital Increase Account, to deliver to the Company a bank confirmation (Einzahlungsbestätigung) in the form attached as Exhibit B hereto (the “Bank Confirmation”) confirming such credit (Sections 188(2), 36(2), 36a(1) and 37(1) AktG).

(3)                                 cause Berenberg Capital Markets LLC (the “Settlement Agent”), acting for the account of the several Underwriters, to transfer to the German Subscription Agent on the Closing Date the U.S. dollars amount required by the German Subscription Agent to convert U.S. dollars into an euro amount equal to the Aggregate Issue Price at the Closing Date (the “USD Equivalent Amount”).

(ii)                                                          Promptly upon receipt of the Subscription Certificate and Bank Confirmation pursuant to paragraph (a)(i)(2) above, the Company shall take all measures necessary to effect the registration of the Capital Increase with the Commercial Register.  Copies of all documents filed with the Commercial Register shall be delivered to the German Subscription Agent.  Promptly upon the registration of the Capital Increase in the Commercial Register, but at the latest by 12:00 (noon) Frankfurt am Main Time on [•], 2020, the Company shall, by telefax or pdf-document attached to an email, with two original certified copies to follow promptly by courier, furnish the German Subscription Agent with a certified copy of the registration notice of the Commercial Register, a certified copy of the chronological excerpt from the Commercial Register and a certified copy of the articles of association of the Company, each evidencing the Capital Increase.  If the registration with the Commercial Register of the Capital Increase in an amount of €[•] has not been effected by 11:30 a.m. Frankfurt am Main time on [•], 2020, the Subscription Certificate for the Firm Underlying Shares shall expire and the Settlement Agent, on behalf of the several Underwriters, may obtain repayment of the Issue Price for the Firm Underlying Shares by

way of instructing the German Subscription Agent to cancel the credit of the Aggregate Issue Price for the Firm Underlying Shares to the Capital Increase Account.  In such event, the Representative, on behalf of the several Underwriters, may cause the German Subscription Agent to submit to the Company a new Subscription Certificate for the Firm Underlying Shares (to expire in accordance with its terms on a date to be determined by the Representative on behalf of the several Underwriters) and the Company shall use its best efforts to effect the registration of the Capital Increase in the Commercial Register.  If the Representative, on behalf of the several Underwriters, has not caused a submission of a new Subscription Certificate for the Firm Underlying Shares to the Company on or prior to [•], 2020, all obligations of the Underwriters to purchase, subscribe for and pay for the Firm Underlying Shares shall terminate.  In this event the reimbursement obligation of the Company and the Selling Shareholders with respect to costs, charges and expenses incurred pursuant to the terms of Section 5 and the provisions set forth in Section 6 of this Agreement shall remain in full force and effect.

(iii)                                                       Each Underwriter, agrees, severally and not jointly, to cause the German Subscription Agent, acting in its own name, but for the account of the several Underwriters, to transfer title to the Firm Underlying Shares to the Depositary on the Closing Date (as defined below), to enable the delivery by the Depositary of the Firm ADSs to the Settlement Agent for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry on the Closing Date.

(iv)                                                      Promptly on the day on which the Capital Increase in relation to the Firm Underlying Shares is registered in the Commercial Register, the Company shall deliver to the German Subscription Agent one global share certificate in the form set forth as Exhibit C hereto representing the Firm Underlying Shares and each Underwriter, agrees, severally and not jointly, to cause the German Subscription Agent, acting in its own name, but for the account of the several Underwriters, to deliver such global share certificate to Clearstream Frankfurt, and procure the Firm Underlying Shares to be credited to such securities account with a participant of Clearstream as the Depositary may designate.

(b)                                 Offering of Offered Securities by Underwriters; Delivery and Payment.

(i)                                                             It is understood that the several Underwriters are to make an Offering of the Offered Securities in the manner contemplated in the Registration Statement as soon as the Representative deems it advisable to do so. In connection with the Offering, the Offered Securities will be offered in a public offering in the United States of America.

(ii)                                                          Payment for the Firm ADS to be sold hereunder is to be made subject to the conditions set forth herein, in same day funds by wire transfer to the account(s) designated by the Company to the Settlement Agent in writing (the “Company’s Account”) against delivery of the Firm ADSs to the Settlement Agent for the account of the several Underwriters, by way of book-entry, with any transfer taxes payable in connection with the sale of such ADSs (including any transfer taxes payable with respect to the underlying Firm Underlying Shares) duly paid by the Company. Such payment and delivery are to be made through the facilities of the Depositary no later than 10:00 a.m., New York Time, on September 29, 2020, or at such other time or place on the same or such other date, not later than the second business day thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to in this Agreement as the “Closing Date.”

(iii)                                                       The aggregate U.S. dollar amount to be paid by the several Underwriters to the Company on the Closing Date in respect of the Firm ADSs shall be $[•] per ADS (the

“Purchase Price”) multiplied by the number of Firm ADS to be delivered on such date, less (i) the USD Equivalent Amount and[(ii) any agreed expenses payable but not yet paid by the Company to the Underwriters pursuant to (and evidenced as provided in) Section 3(c) hereof (the “Excess Proceeds Amount”). Solely for purposes of calculating the Excess Proceeds Amount, the Aggregate Issue Price shall convert from euro into U.S. dollars by applying the exchange rate, which the German Subscription Agent, acting for the account of the Settlement Agent obtained at the time it converted U.S. dollars into a euro amount for purposes of making the payment of the Aggregate Issue Price to Capital Increase Account. The Excess Proceeds Amount shall be paid by the Settlement Agent, on behalf of the several Underwriters and in satisfaction of their respective obligations to purchase the Firm ADSs hereunder, for value at the Closing Date, to the Company in U.S. dollars in the Company’s Account. The Settlement Agent shall, promptly after the Excess Proceeds Amount has been paid to the Company, shall instruct the German Subscription Agent to transfer the complete balance on the Capital Increase Account for value at the Closing Date to the Company’s Account.

(c)                                  Over-Allotment Option.

(i)                                                             Upon written notice from the Representative given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Option ADS at the Purchase Price per Option ADS.  Each Selling Shareholder agrees, severally but not jointly, as and to the extent indicated by Schedule 2 hereto, to sell to the Underwriters the number of Option ADS specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Option ADS.  Such Option ADS shall be purchased for the account of each Underwriter in the same proportion as the number of Firm ADS set forth opposite such Underwriter’s name bears to the total number of Firm ADS (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities.  No Option ADS shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Option Underlying Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

(ii)                                                          The time for the delivery of and payment for any Option ADS, being herein referred to as the “Option Closing Date,” which may be the Closing Date, shall be determined by the Representative and the Company but shall be not later than five full business days after written notice of election to purchase Option Underlying Shares is given. The Option ADS being purchased on the Option Closing Date are represented on the Existing Share Certificate(s) previously delivered to Clearstream Frankfurt and are held in custody by the Custodian, and the Selling Shareholders will transfer title with respect to these Option Underlying Shares to the Depositary on or prior to the Option Closing Date, to enable delivery by the Depositary of the Option ADSs in respect thereof to the Settlement Agent for the account of the several Underwriters, for subsequent delivery to the several Underwriters or to investors, as the case may be, by way of book-entry against payment of the aggregate purchase price for such Option ADSs, which shall be at the Purchase Price multiplied by the number of Option ADSs sold, in same day funds by wire transfer to the account designated by each Selling Shareholder to the Settlement Agent as set forth on Schedule V hereto.

3.                                      Agreements.

(a)                                 The Company agrees with the several Underwriters that:

(i)                                                             Additional Filings.  Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

(ii)                                                          Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADR Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADR Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(iii)                                                       Duty to Amend or Supplement the Disclosure Package.  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iv)                                                      Duty to Amend or Supplement the Final Prospectus.  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i) above, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(v)                                                         Availability of Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(vi)                                                      Copies of Registration Statements and Prospectus.  The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Securities Act, as many copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company and the Selling Shareholders will pay the expenses of printing or other production of all documents relating to the Offering, it being understood that the Company and the Selling Shareholders have agreed on a split of any costs and expenses internally in line with German corporate law requirements.

(vii)                                                   Qualification of Offered Securities.  The Company will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified or (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject, (iii) subject itself to taxation in any such jurisdiction or (iv) qualify the Offered Securities for sale pursuant to a public offering other than in the United States.

(viii)                                                Lock-Up Period.  The Company will not, without the prior written consent of Berenberg Capital Markets LLC, offer, sell, issue, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), provided, however, that (1) the Company may issue and sell Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or adopted during the Lock-Up Period; provided, that any such Shares are not freely transferrable during the Lock-Up Period, (2) the Company may issue Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (3) the Company may issue Ordinary Shares or other securities pursuant to agreements to do so described in the Disclosure Package to the extent the amounts issuable thereunder are described in the Disclosure Package; (4) the Company may issue the Private Placement Shares to Corning in the Concurrent Private Placement as described in the Prospectus; and (5) the Company may issue shares or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity provided that, (x) in the cases (1) to (5), that each recipient of the issued shares or securities agrees in writing to be bound by the restrictions pursuant to this paragraph (viii) for the duration that such restrictions remain in effect at the time of the issuance and (y) in the case of clause (5), the aggregate number of shares issued or issuable does not exceed 10% of the number of shares outstanding immediately after the Offering.  The Company will provide the Representative the lock-up letters (the “Lock-Up Letters”) described in Section 4(m) hereof (and substantially in the form of Exhibit D hereto) from the shareholders described in Schedule VI hereto.

(ix)                                                      Press Release.  If Berenberg Capital Markets LLC, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Letter for an officer or director of the Company and provides the Company with notice (substantially in the form of Exhibit E hereto) of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(x)                                                         Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xi)                                                      Directed ADS Program.

(1)                                 The Company agrees to pay (i) all reasonable and documented out-of-pocket fees and disbursements of counsel incurred by the Underwriters in connection with the Directed ADS Program, not to exceed $5,000, (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed ADS Program material and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed ADS Program.

(2)                                 To ensure that the Directed ADSs will be restricted to the extent required by FINRA or the FINRA Rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the effective date of the offering, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(xii)                                                   (Issuer) Free Writing Prospectus.  The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xiii)                                                Emerging Growth Company.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Lock-Up Period referred to in Section (viii) hereof.

(xiv)                                               Written Testing-the-Waters Communication.  If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(xv)                                                  Use of Proceeds.  The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Disclosure Package and the Prospectus and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xvi)                                               Annual Report to Shareholders.  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative from time to time such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

Furthermore, the Company covenants with the Designated Underwriter that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed ADSs are offered in connection with the Directed ADS Program.

(b)                                 Each Selling Shareholder severally and not jointly, solely as to itself or himself, agrees with the several Underwriters that:

(i)                                                             Absence of Manipulation.  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ii)                                                          Changes and New Information.  Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the ADR Registration Statement, the Prospectus, the Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus which comes to the attention of such Selling Shareholder.

(iii)                                                       Use of Proceeds.  Except as disclosed in the Disclosure Package and the Prospectus, such Selling Shareholder does not intend to use any of the proceeds from the sale of the Offered Securities sold by such Selling Shareholder hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(iv)                                                      Sanctions.  Such Selling Shareholder will not, directly or indirectly, use the proceeds of this Offering received by such Selling Shareholder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(v)                                                         Free Writing Prospectus.  Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Offered Securities.

(vi)                                                      Deposit of the Firm Underlying Shares.  Such Selling Shareholder shall, prior to the applicable Option Closing Date, deposit the Option Underlying Shares underlying the ADSs held by it to be sold hereunder with the Custodian.

(vii)                                                   IRS Form. Such Selling Shareholder shall deliver to the Representative, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, as appropriate, together with all required attachments to such form.

(c)                                  The Company and the Selling Shareholders agree with the several Underwriters that:

(i)                                                             Costs and Expenses.  The Company and the Selling Shareholders, severally and not jointly, agree to pay the costs and expenses relating to the following matters, it being understood that the Company and the Selling Shareholders have agreed on a split of any costs and expenses internally in line with German corporate law requirements:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii)  the preparation of the Deposit Agreement, the deposit of the Firm Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Firm Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the ADR Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the Offering; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (vi) the registration of the Offered Securities under the Exchange Act and the listing of the Offered Securities on the New York Stock Exchange; (vii) any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, provided that such counsel fees and expenses shall not exceed $10,000); (viii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, provided that such counsel fees and expenses shall not exceed $30,000); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholders; and (xi) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations under this Agreement.

(ii)                                                          Stamp and Other Taxes.  The Company and the Selling Shareholders, severally and not jointly, will indemnify and hold harmless the Underwriters against any Transfer Taxes on (i) the creation, issue and sale of the Offered Securities, and (ii) the execution and delivery of this Agreement, and the performance of the obligations under it.  All payments to be made by the Company or the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company or the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(iii)                                                       Real Property Holding Corporation.  If either Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury regulations sections 1.897-2(h) and 1.445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury regulations section 1.897-2(h)(2).

4.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained in this Agreement as of the Execution Time, the Closing Date and each Option Closing Date, to the accuracy of the statements of the Company and of any Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective obligations under this Agreement and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the ADR Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement) shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(c) hereof.

(b)                                 No Material Adverse Change. Since the date of this Agreement, no event or condition of a type described in Section 1(a)(xxiii) hereof shall have occurred or shall exist, which event or condition is not described or contemplated in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(c)                                  Company Officer’s Certificate. The Representative shall have received, on and as of the Closing Date or the applicable Option Closing Date, as the case may be, a certificate of the chief financial officer of the Company and one additional member of the management board or another senior executive officer of the Company who is reasonably satisfactory to the Representative, in each case in their capacity as officers of the Company and not in their individual capacity (i) confirming that such officers have carefully reviewed the Registration Statement, the Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Section 1(a) hereof are true and correct, (ii) confirming that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the applicable Option Closing Date, as the case may be, and (iii) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission.

(d)                                 Chief Financial Officer’s Certificate. The Representative shall have received, on and as of the Closing Date or the applicable Option Closing Date, a certificate signed by the Chief Financial Officer of the Company, in his capacity as such, with respect to certain financial and accounting information in the Registration Statement, the Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Representative.

(e)                                  Selling Shareholder Certificates. The Representative shall have received, on and as of the applicable Option Closing Date, a certificate of each Selling Shareholder, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representations of such Selling Stockholder set forth in Section 1(b) are true and correct and (B) that such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder in all material respects at or prior to the Closing Date or the applicable Option Closing Date, as the case may be.

(f)                                   Comfort Letters. On the date of this Agreement and on the Closing Date or the applicable Optional Closing Date, as the case may be, (i) Ernst & Young GmbH shall have furnished to the Representative, at the request of the Company, letters, dated the respective date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus; provided, that the letter delivered by Ernst & Young GmbH on the Closing Date or the applicable Optional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Optional Closing Date, as the case may be.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Company. Dechert LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, (i) their written U.S. opinion and 10b-5 statement and (ii) a German opinion, each dated the Closing Date or the applicable Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h)                                 Opinion of Counsel for the Depositary. Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Representative, their written opinion, dated the Closing Date or the applicable Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(i)                                     Opinion of Counsel for the Selling Shareholders. (i) Dechert LLP, counsel for Eichner, shall have furnished to the Representative their written opinion, dated the Closing or the applicable Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and (ii) NautaDutilh N.V., counsel for IMI Europe, shall have furnished to the Representative their Dutch law written opinion, dated the Closing Date or the applicable Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(j)                                    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the applicable Option Closing Date, as the case may be, (i) a U.S. opinion and 10b-5 statement, addressed to the Underwriters, of Cooley LLP, U.S. counsel for the Underwriters and (ii) a German opinion, addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, German counsel for the Underwriters with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the applicable Option Closing Date, as the case may be, prevent the issuance or sale of the Underwritten ADSs or the sale of the Option ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the applicable Option Closing Date, as the case may be, prevent the issuance or sale of the ADSs.

(l)                                     Exchange Listing. The ADSs to be delivered on the Closing Date or the applicable Option Closing Date, as the case may be, shall have been duly listed on the NYSE, subject to official notice of issuance.

(m)                             Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders identified in Schedule VI hereto relating to sales and certain other dispositions of Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the applicable Option Closing Date, as the case may be.

(n)                                 Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect. The Depositary shall have delivered to the Company certificates reasonably satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Firm Underlying Shares and any Option Underlying Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the Closing Date or the applicable Option Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(o)                                 Corporate Authorizations. The Representative shall have received (i) notarially certified copies of the resolutions of (i) the shareholders’ meeting of the Company (A) to increase the share capital of the Company against contributions in cash by an amount of [up to] €[•] through the issuance, under exclusion of the existing shareholders’ statutory preemptive rights to the extent not waived by them, of [•] New Underlying Shares at the Issue Price for each New Underlying Share, and with full dividend entitlement for fiscal year [•, 2020], (B) to authorize the Company’s management board (Vorstand) to determine, with the consent of the Company’s supervisory board (Aufsichtsrat), all further details of the Capital Increase; (ii) copies of the resolutions of the Company’s management board, authorizing the execution of this Agreement, the Deposit Agreement and the Indemnification and Cost Reimbursement Agreement, and (iii) copies of the resolutions of the Company’s supervisory board, approving the above resolutions of the Company’s management board.

(p)                                 Commercial Register Excerpts. The Company shall have delivered to the German Subscription Agent, in accordance with, and at the time provided for in Section 2(a)(ii) hereof, in case of the New Underlying Shares to be issued on the Closing Date, (i) a duly executed global share certificate evidencing the New Underlying Shares and (ii) a certified excerpt from the commercial register (Handelsregister) pertaining to the Company evidencing the capital increase represented by the New Underlying Shares.

(q)                                 Additional Information upon Representative’s Request.  The Company and the Selling Shareholders will furnish the Representative with such information, opinions, certificates, letters and documents as the Representative reasonably request.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Subscription Date, the Pricing Date, the Closing Date, each Option Closing Date or otherwise.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing or by telephone or facsimile confirmed in writing.

5.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Offered Securities provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 3(c)(iii) hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company or either Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will (i) reimburse the Underwriters severally through Berenberg Capital Markets LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities and (ii) if applicable, indemnify the Underwriters or contribute to their losses pursuant to Section 6, it being understood that the Company and the Selling Shareholders have agreed on a split of any costs and expenses internally in line with German corporate law requirements. If the Company is required to make any payments to the Underwriters under this Section 5 because of either Selling Shareholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 3(c)(iii), such Selling Shareholder, pro rata in proportion to the percentage of Offered Securities to be sold by it, shall reimburse the Company on demand for all amounts so paid.

6.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus, or in the Prospectus, any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, it being understood that the Company and the Selling Shareholders have agreed on a split of any payments to be made hereunder internally in line with German corporate law requirements; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in paragraph (c) below.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Indemnification of Underwriters by the Selling Shareholders.  Each Selling Shareholder agrees, severally but not jointly, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus, or in the Prospectus, any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case solely insofar as the losses, claims, damages or liabilities out of any untrue statement or omission or alleged untrue statement is made, in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholders expressly for use therein, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, it being understood that the Selling Shareholders and the Company have agreed on a split of any payments to be made hereunder internally in line with German corporate law requirements; provided, however, that the that the provisions of this subsection 6(b) shall only apply in the event that an Underwriter shall obtain a final non-appealable judgment, order or decree against the Selling Shareholder for amounts payable by the Selling Shareholder to such Underwriter pursuant to this Section 6, which judgment remains unstayed, unsatisfied and undischarged for a period of ninety (90) days or more; provided further, that Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in paragraph (c) below.  This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have. Notwithstanding the provisions of this paragraph (b), in no event shall a Selling Shareholder be liable under this paragraph (b) to indemnify any amount in excess of the amount received directly or indirectly by such Selling Shareholder pursuant to the sale of the Securities.

(c)                                  Indemnification of the Designated Underwriter by the Company with respect to the Directed ADS Program.  The Company agrees to indemnify and hold harmless the Designated Underwriter, the directors, officers, employees, affiliates and agents of Berenberg Capital Markets LLC and each person, who controls the Designated Underwriter within the meaning of either the Securities Act or the Exchange Act (“Berenberg Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed ADS Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed ADS Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Berenberg Entities.

(d)                                 Indemnification of the Company and of the Selling Shareholders by the Underwriters.  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and the Selling Shareholders, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and the Selling Shareholders acknowledge that the statements set forth in the second sentence of the fourth paragraph, the second and third sentences in the fifth paragraph, the first sentence of the fourteenth paragraph and the third sentence in the fifteenth paragraph, each under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(e)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (c) or (d)  above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (c) or (d)  above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable and documented out-of-pocket fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter, the directors, officers, employees and agents of the Designated Underwriter, and all persons, if any, who control the Designated Underwriter within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed ADS Program.

(f)                                   Contribution.  In the event that the indemnity provided in paragraph (a), (c) or (d) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Selling Shareholder, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and by the Underwriters on the other from the Offering.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Selling Shareholder, severally and not jointly, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total Underwriting Discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (f), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total Underwriting Discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (f), in no event shall a Selling Shareholder be liable under this paragraph (f) to contribute any amount in excess of the amount received directly or indirectly by such Selling Shareholder pursuant to the sale of the Securities.  Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

7.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such non-defaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Shareholders or the Company.  In the event that a termination pursuant to this Section 7 occurs after the Firm Underlying Shares have been subscribed for by the German Subscription Agent on behalf and for the account of the Underwriters in accordance with Section 2(a)(i) above, the procedures described in Section 8(a) shall apply.  In the event of a default by any Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any non-defaulting Underwriter for damages occasioned by its default under this Agreement.

8.                                      Termination / Downsizing.

(a)                                 Termination in Case of a Termination Event.  The Representative may at its option and in its sole discretion on behalf of the several Underwriters terminate this Agreement at any given time on or prior to the Closing Date, or in case of the Option Securities, prior to the applicable Option Closing Date, by notice to the Company and the Selling Shareholders if the Representative determines that (x) any of the conditions referred to in Section 4 shall not be satisfied; or (y) a material adverse change referred to in Section 1(a)(xxiii) has occurred (each of the events set forth in above, a “Termination Event”), it being understood that before the Representative terminates this Agreement in accordance with this Section 8(a) hereof, it shall notify the Company and the Selling Shareholders, if practicable in the sole discretion of the Representative. Upon the occurrence of a Termination Event the following shall apply:

(i)                                     Prior to Filing of Subscription Certificate.  Should the Termination Event occur before the Subscription Certificate for the Firm Underlying Shares has been filed with the Commercial Register, the obligation of the several Underwriters, through the German Subscription Agent, to subscribe the Firm Underlying Shares and the obligation of the Underwriters to acquire the Offered Securities may be cancelled and this Agreement may be terminated by the Representative at its option and in its sole discretion on behalf of the several Underwriters and, in such circumstances, the Company shall return the Subscription Certificate for the Firm Underlying Shares and the Bank Confirmation to the Representative and release any funds already credited to the Capital Increase Account for the benefit of the Representative.

(ii)                                  Subsequent to Filing.  If a Termination Event occurs after all documents required for the registration of the Capital Increase have been filed with the Commercial Register, the Representative may at its option and in its sole discretion, on behalf of the several Underwriters, terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the application for registration of the Capital Increase with the Commercial Register.  If the application is withdrawn successfully, the obligation of the several Underwriters, through the German Subscription Agent, to subscribe to the Firm Underlying Shares and the obligation of the Underwriters to acquire the Offered Securities shall terminate and the Company shall return the Subscription Certificate for the Firm Underlying Shares and the Bank Confirmation to the Representative and release any funds already credited to the Capital Increase Account for the benefit of the Representative.

(iii)                               Subsequent to Registration of Capital Increase.  If the Termination Event occurs after registration of the Capital Increase or on a date on which the application for the registration of the Capital Increase with the Commercial Register can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the following shall apply:

(1)                                 the Representative at its option and in its sole discretion, on behalf of the several Underwriters, may terminate this Agreement on behalf of the several Underwriters; provided, however, that the obligation of the Underwriters hereunder to acquire the Firm Shares at the Issue Price shall remain in force and survive any such termination.  The Representative may, however, release the other Underwriters of this obligation in its sole discretion.  Subject to the foregoing, in the event of any such termination, the obligations of the Underwriters towards the Company and the Selling Shareholders to acquire and offer Securities terminate.

(2)                                 The Representative shall have the right to sell to the Selling Shareholders, and the Selling Shareholders shall have the obligation to purchase from the Representative, all of the Firm Underlying Shares against payment to the Representative of the Issue Price of such Firm Underlying Shares.  Any such sale by the Representative to the Selling Shareholders shall be consummated within a period of ten business days following the termination notification in accordance with this Section 8.

(3)                                 If the sale of the Firm Underlying Shares to the Selling Shareholders pursuant to paragraph (2) above is not consummated within a period of ten business days following the termination notification in accordance with this Section 8 or either Selling Shareholder fails to comply with its obligation under paragraph (2) above, to purchase the Firm Underlying Shares from the Representative, the Company may, to the extent legally possible, designate one or more third parties to whom all or the remaining Firm Underlying Shares shall be sold in whole within a period not exceeding ten business days, and the Company shall cause such third party or parties to pay to the Underwriters a purchase price per Firm Underlying Share determined by the Company, which shall be at least equal to the Issue Price plus any costs and expenses per Firm Underlying Share incurred by the Underwriters in connection with the financing of the Issue Price from the Subscription Date to the date of such sale, any other costs and expenses per Firm Underlying Share arising from the foregoing procedures as well as any other costs and expenses pursuant to Section 3(c)(i). From the proceeds of such sale, the Underwriters shall forward to the Company any proceeds received by them from such disposition less the Aggregate Issue Price credited directly to the Capital Increase Account. In the event that either Selling Shareholder has failed to comply with its obligation under paragraph (2) above, to purchase the Firm Underlying Shares from the Representative, such Selling Shareholder shall be liable to the Representative for all losses, if any, incurred by them as a result of the sale of the Firm Underlying Shares to a third party or third parties designated by the Company pursuant to this paragraph (3) or the sale to any other person pursuant to paragraph (4) below, in each case as compared to a (hypothetical) sale of the Firm Underlying Shares to the Selling Shareholders pursuant to paragraph (2) above.

(4)                                 If and to the extent the Company fails to designate such third party or third parties within the period set forth above in paragraph (3), or if following such designation the sale of the Firm Underlying Shares to the designated third party or parties pursuant to paragraph (3) above is not consummated within the period set forth therein, the Underwriters shall also be entitled to sell the Firm Underlying Shares to any other person or person as they deem best in their sole discretion and, in the event of any such sale, shall forward to the Company any proceeds received by them from such disposition less the amount credited to the Capital Increase Account and less (a) the Issue Price converted from euro into U.S. dollar multiplied by the number of Firm Underlying Shares sold in accordance with this Section 8(a)(iii)(4), (b) an amount equal to the difference between the Public Offering Price and the Purchase Price multiplied by the number of Firm Underlying Shares sold in accordance with this Section 8(a)(iii)(4), (c) any costs and expenses incurred by the Underwriters in connection with the financing of the Aggregate Issue Price from the date of the subscription of the Firm Underlying Shares to the date of such sale, (d) any other costs and expenses per Firm Underlying Share incurred by the Underwriters in connection with or arising from the foregoing procedures, as well as (e) any other costs and expenses per Firm Underlying Share reimbursable pursuant to Section 5.

(iv)                              Determination by Company or Selling Shareholders.  If the Company or either Selling Shareholder determines that any of the conditions precedent described in Section 7 above is not or no longer fulfilled at any time after execution of this Agreement and prior to the Closing Date, or that a material adverse change referred to in Section 1(a)(xxiii) above has occurred, it shall notify the Representative of such circumstances without undue delay.

(b)                                 Termination in other Cases.  Without prejudice to paragraph (a) above, this Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Offered Securities, if at any time prior to such delivery and payment (i) trading in the Company’s ADSs shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or German authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Germany of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).  In the event that a termination pursuant to this subsection occurs after the Firm Underlying Shares have been subscribed for by the German Subscription Agent on behalf and for the account of the Underwriters in accordance with Section 2(a)(i) above, the procedures described in Section (a) shall apply.

9.                                      Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or directors, of the Selling Shareholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons (as applicable) referred to in Section 6 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

10.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Berenberg Capital Markets LLC, 1251 Avenue of the Americas, 53rd Floor, New York, New York 10020, Attention: Equity Capital Markets; or, if sent to the Company, will be mailed, delivered or telefaxed to VIA optronics AG at Sieboldstr. 18, 90411 Nuremberg, Germany, +49 (911) 597 575-110, Attention: Kathrin Bickelbacher; or if sent to the Selling Shareholders, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

11.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons (as applicable) referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

12.                               Representation of Underwriters.  The Representative will act for the several Underwriters in connection with this transaction, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

13.                               Jurisdiction.  Each of the Company and the Selling Shareholders agree that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  Each of the Company and the Selling Shareholders has appointed VIA optronics, LLC, 6220 Hazeltine National Dr., Suite 120, Orlando, FL 32822, Attention: Jürgen Eichner  as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  Each of the Company and the Selling Shareholders hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Selling Shareholders agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Company and the Selling Shareholder.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Germany.

14.                               No Fiduciary Duty.  The Company and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder, (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the

Offering is as independent contractors and not in any other capacity and (d) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Furthermore, the Company and the Selling Shareholders agree that they are solely responsible for making their own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholders on related or other matters).  The Company and the Selling Shareholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholders, in connection with such transaction or the process leading thereto.

15.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.  For the avoidance of doubt, the provisions of this Section 15 do not apply to, and this Agreement does not supersede, the Indemnification and Cost Reimbursement Agreement.

16.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                               Currency.  Each reference in this Agreement to U.S. Dollars (the “Relevant Currency”) is of the essence.  To the fullest extent permitted by law, the obligations of each of the Company and the Selling Shareholders in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholders making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of any of the Company or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

18.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                 Transfer.  In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime (as defined below) if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 Default Rights.  In the event that any Underwriter that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights (as defined below) could be exercised under the U.S. Special Resolution Regime (as defined below) if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                                  Definitions.  As used in this Section 18 only, the meaning of the following terms is as follows: “Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. 1841(k)) and section 225.2(a) of the Board’s Regulation Y (12 CFR 225.2(a)).  “Default Right” means any: (i) Right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to sameday payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and (ii) Right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure. “U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. 1811—1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381—5394) and regulations promulgated thereunder.

19.                               Waiver of Immunity.  To the extent that any of the Company or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement

20.                               Waiver of Jury Trial. The Company and each Selling Shareholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.                               Headings. The section and paragraph headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours,

VIA optronics AG

By:
Name:
Title:

Jürgen Eichner

By:
Name: Jürgen Eichner

Coöperatief IMI Europe U.A.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

This Agreement is hereby confirmed and accepted as of the date first above written.

Berenberg Capital Markets LLC

For itself and the other several

Underwriters named in Schedule I to

this Agreement.

By: Berenberg Capital Markets LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm ADSs to be Purchased
Berenberg Capital Markets LLC	[•]
Craig-Hallum Capital Group LLC	[•]
Total

I-1

SCHEDULE II

Selling Shareholders	Maximum Number of Option ADSs to be Sold
Jürgen Eichner, Lettenfeldstraße 15, D-90592 Schwarzenbruck Facsimile number: +49 911 597 575-110	[•]
Coöperatief IMI Europe U.A. Luna ArenA Herikerbergweg 238, 1101 CM Amsterdam, The Netherlands	[•]
Total	[•]

II-1

SCHEDULE III

Free Writing Prospectuses included in the Disclosure Package

III-1

SCHEDULE IV

Significant Subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X

VIA optronics GmbH

VIA optronics (Suzhou) Co., Ltd.

VTS-Touchsensor Co., Ltd.

IV-1

SCHEDULE V

Selling Shareholder	Option ADSs Proceeds Account Information
Jürgen Eichner
Coöperatief IMI Europe U.A.

V-1

SCHEDULE VI

Persons for which the Company is required to furnish Lock-up Letters

Coöperatief IMI Europe U.A.

Jürgen Eichner

Corning Research and Development Corp.

VI-1

EXHIBIT A

FORM OF SUBSCRIPTION CERTIFICATE

A-1

EXHIBIT B

FORM OF BANK CONFIRMATION

B-1

EXHIBIT C

FORM OF GLOBAL SHARE CERTIFICATE

C-1

EXHIBIT D

FORM OF LOCK-UP LETTER

VIA optronics AG
Public Offering of American Depositary Shares representing Ordinary Shares

[Date]

Berenberg Capital Markets LLC
As Representative of the several Underwriters

c/o Berenberg Capital Markets LLC
1251 Avenue of the Americas, 53rd Floor
New York, New York 10020

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between VIA optronics AG, a German stock corporation (Aktiengesellschaft) (the “Company”), and you as representative of a group of Underwriters (the “Underwriters”) named therein, relating to an underwritten public offering of American Depositary Shares (“ADSs”) representing ordinary shares with a notional value of €1.00 each (“Shares”) of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Berenberg Capital Markets LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than:

(i) Shares or ADSs disposed of as a bona fide gift or gifts approved by Berenberg Capital Markets LLC where each recipient of a gift of shares of Shares or ADSs agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer;

(ii) the surrender or forfeiture by the undersigned of Shares or ADSs to the Company, or the disposition of Shares or ADSs by the undersigned, in each case, solely to satisfy tax obligations or other obligations as a result of testate succession or intestate distribution;

(iii) transfers of Shares or ADSs or any security convertible into or exercisable for Shares or ADSs to an “immediate family member” (for purposes of this letter agreement, “immediate family member” shall mean any relationship by blood, marriage, civil union or adoption, and shall include former spouses and partners, not more remote than first cousin) or a trust for the benefit of the undersigned or an immediate family member or to any corporation, partnership, limited liability company or other entity that is a direct or indirect affiliate of the undersigned and/or one or more immediate family members of the undersigned in a transaction not involving a disposition for value or as part of a divorce decree, legal divorce or separation or separation agreement, provided that (1) each recipient of such Shares, ADSs or other securities agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (2) no filing under the Exchange Act is made by or on behalf of the undersigned or the Company prior to the expiration of the Lock-Up Period with regard to any such Shares, ADSs or other securities;

(iv) transfers of Shares or ADSs or any security convertible into or exercisable for Shares or ADSs upon death by will or intestate succession;

(v) the establishment of one or more contracts, instructions or plans (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales of the undersigned’s Shares or ADSs shall be made pursuant to such a Plan prior to the expiration of the Lock-up Period and no public announcement or filing under the Exchange Act is made by or on behalf of the undersigned or the Company regarding the establishment of such plan (other than a filing on Form 13F or a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A) that is required by law to be made after the expiration of the Lock-up Period);

(vi) any Shares or ADSs acquired by the undersigned in the open market or in the Offering (other than any issuer-directed Shares or ADS purchased in the Offering by an officer or director of the Company), provided that no filing or public announcement related to the acquired Shares or ADSs under the Exchange Act is made prior to the expiration of the Lock-Up Period; and

(vii) any Shares or ADSs sold in the Offering in accordance with the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Shares or ADSs the undersigned may purchase in the Offering, if applicable, (ii) Berenberg Capital Markets LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Shares or ADSs, Berenberg Capital Markets LLC will notify the Company of the impending release or waiver, [and] (iii) the Company has agreed in the Underwriting  Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver, [and (iv) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the Offering].  Any release or waiver granted by Berenberg Capital Markets LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date that the Company, on the one hand, or you, on the other hand, advises in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date, prior to the execution of the Underwriting Agreement, that the Company withdraws the Registration Statement, (iii) the date that the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the ADSs to be sold thereunder, or (iv) December 1, 2020, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to December 1, 2020 extend such date for a period of up to an additional three months).

[Signature Page Follows]

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

EXHIBIT E

FORM OF WAIVER OF LOCK-UP

[insert letterhead of relevant Representative]

VIA optronics AG
Public Offering of American Depositary Shares representing Ordinary Shares

[Date]

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by VIA optronics AG (the “Company”) of American Depositary Shares (“ADSs”) representing ordinary shares with a notional value of €[•] each (“Shares”) of the Company (the “Offering”) and the lock-up letter dated [•] (the “Lock-up Letter”), executed by you in connection with such Offering, and your request for a [waiver] [release] dated [•], with respect to [•] shares of [ADSs] [Shares].

Berenberg Capital Markets LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the [ADSs] [Shares], effective [•]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Berenberg Capital Markets LLC

By:
Name:
Title:

cc: [•]

E-1

EXHIBIT F

FORM OF PRESS RELEASE

VIA optronics AG
[insert date]

VIA optronics AG (the “Company”) announced today that Berenberg Capital Markets LLC, the lead book-running manager in the Company’s recent public sale of [•] American Depositary Shares (“ADSs”) representing the Company’s Shares, is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s [ADSs] [Shares] held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

F-1